Report of Independent Registered Public Accounting Firm
Senior Management
Rialto Capital Advisors, LLC
We have examined management's assertion, included in the accompanying
Management's Assertion on Compliance with Applicable Regulation AB Servicing
Criteria ("Management
Assertion"), that Rialto Capital Advisors, LLC ("Rialto"), complied with the servicing criteria set
forth in Item 1122(d) of the Securities and Exchange Commission's (SEC) Regulation
AB with respect to the commercial mortgage loan platform ("Regulation AB Platform')
as defined in the
Management Assertion related to the below named Commercial Mortgage-Asset
Backed
Securities Transactions, except for any instances of material non-compliance described therein, as of December 31 2012, and for the reporting period of May 1, 2012, to
December 31, 2012,
excluding criteria 1122 (d)(1)(iii), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v),
(d)(4)(ix), (d)(4)(x) (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) which management has determined are not applicable to the activities performed by Rialto with respect to the platform.
FDIC 2012 -C1
WFRBS 2012-C8
WFCM 2012-LC5
UBS 2012-C3
UBS 2012-C4
GSMS 2012-GCJ9
JPMCC 2012-LC9
Management is responsible for Rialto's compliance with the servicing criteria. Our responsibility is to express an opinion on Management's Assertion about Rialto's compliance with the relevant servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining on a test basis, evidence about Rialto's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction, We believe that our examination provides a reasonable basis for our opinion.
Our examination does not provide a legal determination on Rialto's compliance with the servicing criteria.
In our opinion, Management's Assertion that Rialto, complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed
Securities Transactions, backed by the mortgage collateral pledged under such
Commercial Mortgage-Asset Backed Securities Transactions, as of May 1, 2012, and
the aforementioned reporting period ending December 31, 2012, is fairly stated, in all material respects.
/s/
NBD Accountants & Consultants, LLP
Atlanta, Georgia.
February 28, 2013.